Exhibit 99.1
                             JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.


Dated: June 25, 2007


BOSTON PROVIDENT, L.P.

By:  OSK LLC


By: /s/ Orin S. Kramer
   -----------------------------
       Name:   Orin S. Kramer
       Title:  Managing Member


BOSTON PROVIDENT ADMINISTRATION, INC.


By: /s/ Orin S. Kramer
   -----------------------------
       Name:   Orin S. Kramer
       Title:  President


ORIN S. KRAMER


/s/ Orin S. Kramer
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